Exhibit 99.1

Quarterly Financial Supplement

FOR THE PERIOD ENDED DECEMBER 31, 2024

SITE

SITE Centers Corp.

SITE Centers Corp.	For additional information:
3300 Enterprise Parkway	Gerald Morgan, EVP and
Beachwood, OH 44122 216-755-5500	Chief Financial Officer

FOR IMMEDIATE RELEASE:

SITE Centers Reports Fourth Quarter 2024 Results

Beachwood, Ohio, February 27, 2025 - SITE Centers Corp. (NYSE: SITC), an owner of open-air shopping centers located primarily in suburban, high household income communities, announced today operating results for the quarter ended December 31, 2024.

"SITE Centers furthered the Company’s goal of recognizing value for stakeholders in the fourth quarter by continuing the simplification of its capital structure through the redemption of the remaining $175 million of outstanding preferred shares. The Company’s commenced rate increased through new tenant store openings in an environment of strong leasing demand, and we intend to capitalize where we view strong private market interest in purchasing high quality assets by marketing a subset of shopping centers for sale,” commented David R. Lukes, President and Chief Executive Officer. “Going forward, SITE Centers intends to maximize value through continued leasing, asset management and potential additional asset sales.”

Results for the Fourth Quarter

•
Fourth quarter net loss attributable to common shareholders was $13.2 million, or $0.25 per diluted share, as compared to net income of $193.6 million, or $3.69 per diluted share, in the year-ago period. The decrease year-over-year primarily was the result of the spin-off of Curbline Properties Corp. (“Curbline” or “Curbline Properties”) (NYSE: CURB), lower Net Operating Income (“NOI”) as a result of property dispositions, lower gain on sale from dispositions, lower interest income and the write-off of the remaining original issuance costs relating to the 6.375% Class A Cumulative Redeemable Preferred Shares that were redeemed during the quarter.
•
Fourth quarter operating funds from operations attributable to common shareholders (“Operating FFO” or “OFFO”) was $8.3 million, or $0.16 per diluted share, compared to $54.0 million, or $1.03 per diluted share, in the year-ago period. The decrease year-over-year primarily was due to the spin-off of Curbline Properties, lower NOI as a result of property dispositions and lower interest income.

Significant Fourth Quarter Activity and Key Operating Results

•
On November 20, 2024, redeemed all outstanding 6.375% Class A Cumulative Redeemable Preferred Shares and the associated depositary shares at par. In conjunction with the redemption, a charge of $6.2 million was recorded for the write off of the remaining original issuance costs.
•
Reported a leased rate of 91.1% at December 31, 2024 as compared to 91.3% at September 30, 2024 and 92.2% at December 31, 2023, all on a pro rata basis. The September 30, 2024 and December 31, 2023 leased rates have been adjusted to reflect the removal of all properties included in the Curbline Properties spin-off and all properties sold during 2024.
•
Reported a commenced rate of 90.6% at December 31, 2024 as compared to 89.8% at September 30, 2024 and 89.6% at December 31, 2023, all on a pro rata basis. The September 30, 2024 and December 31, 2023 commenced rates have been adjusted to reflect the removal of all properties included in the Curbline Properties spin-off and all properties sold during 2024.
•
Generated cash renewal leasing spreads of 10.6%, on a pro rata basis, for the fourth quarter of 2024.

Discontinued Operations

On October 1, 2024, the Company completed the spin-off of 79 convenience properties and distributed $800.0 million of cash to Curbline Properties. The spin-off of the convenience properties represented a strategic shift in the Company’s business and, as such, the Curbline properties are reflected as discontinued operations for all periods presented.

About SITE Centers Corp.

SITE Centers is an owner and manager of open-air shopping centers located primarily in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. Additional information about the Company is available at www.sitecenters.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Supplemental Information

Copies of the Company's quarterly financial supplement are available on the Investor Relations portion of the Company's website, ir.sitecenters.com.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income(loss) (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains/losses. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains/losses to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

The Company also uses NOI, a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

FFO, Operating FFO and NOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein.

Safe Harbor

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company's projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the consistency with future results of assumptions based on past performance; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; our ability to enter into agreements to sell properties on commercially reasonable terms and to satisfy closing conditions applicable to such sales; our ability to finance our businesses on commercially acceptable terms or at all; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and the finalization of the financial statements for the period ended December 31, 2024. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.

Income Statement: Consolidated Interests

	in thousands, except per share	4Q24	4Q23	12M24	12M23
	Revenues:
	Rental income (1)	$32,583	$97,435	$269,286	$444,062
	Other property revenues	282	251	1,801	1,736
		32,865	97,686	271,087	445,798
	Expenses:
	Operating and maintenance (2)	8,924	19,218	55,372	78,306
	Real estate taxes	4,543	13,444	40,292	65,501
		13,467	32,662	95,664	143,807

	Net operating income (3)	19,398	65,024	175,423	301,991

	Other income (expense):
	JV and other fee income (4)	2,035	1,510	6,380	6,817
	Interest expense	(5,833)	(19,657)	(59,463)	(80,482)
	Depreciation and amortization	(13,061)	(38,154)	(101,344)	(180,611)
	General and administrative (5)	(8,393)	(14,931)	(47,080)	(50,867)
	Other income (expense), net (6)	335	6,522	(16,761)	5,565
	Impairment charges	0	0	(66,600)	0
	(Loss) income before earnings from discontinued operations, JVs and other	(5,519)	314	(109,445)	2,413

	Equity in net income of JVs	(324)	82	82	6,577
	Gain on sale and change in control of interests	0	0	2,669	3,749
	Gain on disposition of real estate, net	50	187,796	633,219	218,655
	Tax expense	(29)	(1,234)	(761)	(2,045)
	(Loss) income from continuing operations	(5,822)	186,958	525,764	229,349
	Income from discontinued operations (7)	0	9,466	6,060	36,372
	Net (loss) income	(5,822)	196,424	531,824	265,721
	Non-controlling interests	0	0	0	(18)
	Net (loss) income SITE Centers	(5,822)	196,424	531,824	265,703
	Write off of preferred share original issuance costs	(6,155)	—	(6,155)	0
	Preferred dividends	(1,271)	(2,789)	(9,638)	(11,156)
	Net (loss) income Common Shareholders	($13,248)	$193,635	$516,031	$254,547

	Weighted average shares – Basic – EPS (8)	52,430	52,331	52,393	52,365
	Assumed conversion of diluted securities (7)	—	21	191	40
	Weighted average shares – Diluted – EPS (8)	52,430	52,352	52,584	52,405

	Basic earnings per share:
	From continuing operations	$(0.25)	$3.51	$9.69	$4.16
	From discontinued operations	0	0.18	0.12	0.69
	Total	$(0.25)	$3.69	$9.81	$4.85
	Diluted earnings per share:
	From continuing operations	$(0.25)	$3.52	$9.65	$4.16
	From discontinued operations	0	0.17	0.12	0.69
	Total	$(0.25)	$3.69	$9.77	$4.85

(1)	Rental income:
	Minimum rents	$20,826	$65,497	$176,496	$292,449
	Ground lease minimum rents	1,310	3,188	7,968	13,773
	Straight-line rent, net and amortization of (above)/below-market rent, net	786	1,202	4,446	13,208
	Percentage and overage rent	632	1,545	4,651	5,570
	Recoveries	8,401	24,408	70,360	113,214
	Uncollectible revenue	109	(278)	702	(1,010)
	Ancillary and other rental income	519	1,858	3,329	6,300
	Lease termination fees	0	15	1,334	558

(2)	Includes allocated general and administrative expense	1,193	2,779	8,046	10,833

(3)	Includes NOI from wholly-owned assets sold in 2024	43	N/A	88,815	N/A

(4)	Curbline Shared Services Agreement (“SSA”) fee	593	0	593	0
	Curbline SSA gross up	499	0	499	0
	Embedded Lease SSA (included in rental income)	(369)	0	(369)	0

(5)	Separation and other charges	361	1,032	1,709	5,046

(6)	Interest income (fees), net	1,775	4,553	31,620	4,348
	Transaction costs	(941)	(42)	(1,685)	(836)
	Curbline SSA gross up	(499)	0	(499)	0
	Debt extinguishment costs	0	(92)	(42,822)	(50)
	Gain on debt retirement and gain (loss) on equity derivative instruments	0	2,103	(3,375)	2,103

(7)	Curbline assets classified as a "discontinued operation" for financial reporting purposes on a retrospective basis

(8)	Prior periods presented have been adjusted to reflect the Company's one-for-four reverse stock split

SITE Centers Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

	in thousands, except per share
		4Q24	4Q23	12M24	12M23
	Net (loss) income attributable to Common Shareholders	($13,248)	$193,635	$516,031	$254,547
	Depreciation and amortization of real estate	12,467	36,754	97,186	175,156
	Equity in net income of JVs	324	(82)	(82)	(6,577)
	JVs' FFO	1,337	1,654	6,040	7,981
	Discontinued operations' FFO adjustments (1)	0	8,771	29,556	31,478
	Non-controlling interests	0	0	0	18
	Impairment of real estate	0	0	66,600	0
	Gain on sale and change in control of interests	0	0	(2,669)	(3,749)
	Gain on disposition of real estate, net	(50)	(187,796)	(633,219)	(218,655)
	FFO attributable to Common Shareholders	$830	$52,936	$79,443	$240,199
	Separation and other charges	361	1,308	1,709	5,752
	Discontinued operations' transaction and debt extinguishment costs	0	1,323	30,851	2,376
	Write-off of preferred share original issuance costs	6,155	0	6,155	0
	Transaction, debt extinguishment and other (at SITE's share)	941	515	44,154	1,648
	Derivative mark-to-market	0	(2,103)	4,412	(2,103)
	Total non-operating items, net	7,457	1,043	87,281	7,673
	Operating FFO attributable to Common Shareholders	$8,287	$53,979	$166,724	$247,872

	Weighted average shares & units – Basic: FFO & OFFO (2)	52,430	52,331	52,393	52,377
	Assumed conversion of dilutive securities (2)	0	21	191	40
	Weighted average shares & units – Diluted: FFO & OFFO (2)	52,430	52,352	52,584	52,417

	FFO per share – Basic (2)	$0.02	$1.01	$1.52	$4.59
	FFO per share – Diluted (2)	$0.02	$1.01	$1.51	$4.58
	Operating FFO per share – Basic (2)	$0.16	$1.03	$3.18	$4.73
	Operating FFO per share – Diluted (2)	$0.16	$1.03	$3.17	$4.73
	Common stock dividends declared, per share (2)	$0.00	$1.16	$1.04	$2.72

	Capital expenditures (SITE Centers share) (3):
	Redevelopment costs	39	3,148	4,849	14,462
	Maintenance capital expenditures	753	4,960	4,937	15,413
	Tenant allowances and landlord work	1,897	14,001	25,486	44,892
	Leasing commissions	389	1,477	3,634	6,092
	Construction administrative costs (capitalized)	320	776	2,973	3,171

	Certain non-cash items (SITE Centers share) (3):
	Straight-line rent	670	578	3,159	1,621
	Straight-line fixed CAM	22	98	178	329
	Amortization of below-market rent/(above), net	177	754	1,777	12,057
	Straight-line ground rent expense (income)	18	(25)	20	(155)
	Debt fair value and loan cost amortization	(908)	(1,261)	(5,398)	(4,741)
	Capitalized interest expense	25	322	571	1,238
	Stock compensation expense	(327)	(1,965)	(6,285)	(7,083)
	Non-real estate depreciation expense	(597)	(1,402)	(4,168)	(5,466)

(1)	Discontinued operations' FFO adjustments
	Depreciation and amortization of real estate investments	$0	$8,771	$29,556	$31,849
	Loss (gain) on disposition of real estate, net	0	0	0	(371)
		$0	$8,771	$29,556	$31,478

(2)	Prior periods presented have been adjusted to reflect the Company's one-for-four reverse stock split

(3)	Excludes amounts from discontinued operations for all periods

SITE Centers Corp.

Balance Sheet: Consolidated Interests

	$ in thousands
		At Period End
		4Q24	4Q23
	Assets:
	Land	$204,722	$614,328
	Buildings	964,845	2,688,953
	Fixtures and tenant improvements	254,152	479,196
		1,423,719	3,782,477
	Depreciation	(654,389)	(1,434,209)
		769,330	2,348,268
	Construction in progress and land	2,682	37,875
	Real estate, net	772,012	2,386,143

	Investments in and advances to JVs	30,431	39,372
	Cash	54,595	551,402
	Restricted cash	13,071	16,908
	Receivables and straight-line rents (1)	25,437	54,096
	Intangible assets, net (2)	28,759	86,363
	Amounts receivable from Curbline	1,771	0
	Other assets, net	7,526	5,434
	Assets related to discontinued operations	0	921,632
	Total Assets	933,602	4,061,350

	Liabilities and Equity:
	Revolving credit facilities	0	0
	Unsecured debt	0	1,303,243
	Unsecured term loan	0	198,856
	Secured debt	301,373	98,418
		301,373	1,600,517
	Dividends payable	0	63,806
	Amounts payable to Curbline	33,762	0
	Other liabilities (3)	81,723	162,490
	Liabilities related to discontinued operations	0	58,994
	Total Liabilities	416,858	1,885,807

	Preferred shares	0	175,000
	Common shares	5,247	5,359
	Paid-in capital	3,981,597	5,990,982
	Distributions in excess of net income	(3,473,458)	(3,934,736)
	Deferred compensation	8,041	5,167
	Accumulated other comprehensive income	5,472	6,121
	Common shares in treasury at cost	(10,155)	(72,350)
	Total Equity	516,744	2,175,543

	Total Liabilities and Equity	$933,602	$4,061,350

(1)	Straight-line rents (including fixed CAM), net	$8,653	$23,162

(2)	Operating lease right of use assets	15,818	17,373

(3)	Operating lease liabilities	35,532	37,108
	Below-market leases, net	9,306	24,853

SITE Centers Corp.

Portfolio Summary

			12/31/2024	9/30/2024 (1)	6/30/2024 (1)	3/31/2024 (1)	12/31/2023 (1)
Shopping Center Count
Operating Centers - 100%			33	33	33	33	33
Wholly Owned			22	22	22	22	22
JV Portfolio			11	11	11	11	11

Gross Leasable Area (GLA)
Owned and Ground Lease - Pro Rata Share			5,918	5,917	5,916	5,916	5,914
Wholly Owned			5,060	5,060	5,059	5,059	5,057
JV Portfolio - Pro Rata Share			858	857	857	857	857

Quarterly Operational Overview
Pro Rata Share
Base Rent PSF			$19.64	$19.60	$19.62	$19.55	$19.42
Base Rent PSF < 10K			$31.35	$31.12	$30.87	$30.62	$30.36
Base Rent PSF > 10K			$16.05	$16.05	$16.18	$16.19	$16.13

Commenced Rate			90.6%	89.8%	90.6%	89.8%	89.6%
Commenced Rate < 10K SF			85.8%	84.8%	84.5%	83.2%	82.5%
Commenced Rate > 10K SF			92.1%	91.4%	92.5%	91.8%	91.8%

Leased Rate			91.1%	91.3%	91.8%	91.7%	92.2%
Leased Rate < 10K SF			86.9%	87.0%	86.8%	86.3%	86.7%
Leased Rate > 10K SF			92.4%	92.7%	93.3%	93.3%	93.9%

Top 10 MSA Exposure

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Chicago-Naperville-Elgin, IL-IN-WI	4	613	10.4%	$15,247	15.9%	$29.39
2	Trenton, NJ	1	759	12.8%	12,224	12.7%	$18.43
3	Orlando-Kissimmee-Sanford, FL	1	629	10.6%	11,819	12.3%	$20.89
4	Phoenix-Mesa-Scottsdale, AZ	3	501	8.5%	7,090	7.4%	$18.88
5	Atlanta-Sandy Springs-Roswell, GA	3	591	10.0%	6,798	7.1%	$15.40
6	Los Angeles-Long Beach-Anaheim, CA	1	390	6.6%	6,405	6.7%	$26.27
7	St. Louis, MO-IL	1	338	5.7%	5,565	5.8%	$25.70
8	Denver-Aurora-Lakewood, CO	3	413	7.0%	5,078	5.3%	$14.30
9	Cleveland-Elyria, OH	1	406	6.9%	5,054	5.3%	$12.79
10	New York-Newark-Jersey City, NY-NJ-PA	3	196	3.3%	4,387	4.6%	$24.82
	Other	12	1,082	18.3%	16,475	17.1%	$17.46
	Total	33	5,918	100.0%	$96,142	100.0%	$19.64

Note: $ and GLA in thousands except shopping center count and base rent PSF; Top 10 MSA figures for SITE at share except for property count. All results exclude the Company's owned Beachwood, OH headquarters office buildings.

(1) Amounts have been adjusted to reflect the removal of properties included in the Curbline Properties spin-off and assets sold in 2024

SITE Centers Corp.

Capital Structure

$, shares and units in thousands, except per share
	December 31, 2024	December 31, 2023
Capital Structure
Market Value Per Share	$15.29	$13.63

Common Shares Outstanding (1)	52,430	209,328

Common Shares Equity	$801,655	$2,853,141
Perpetual Preferred Stock - Class A	0	175,000

Unsecured Credit Facilities	0	0
Unsecured Term Loan	0	200,000
Unsecured Notes Payable	0	1,305,758
Mortgage Debt (includes JVs at SITE share)	413,318	240,882
Total Debt (includes JVs at SITE share)	413,318	1,746,640
Less: Cash (including restricted cash)	77,071	581,760
Net Debt	$336,247	$1,164,880

Total Market Capitalization	$1,137,902	$4,193,020

(1) Common Shares Outstanding at December 31, 2023 have not been adjusted for the one-for-four reverse stock split that occurred in August 2024.

SITE Centers Corp.

Debt Detail

$ in thousands
	Balance 100%	Balance SITE Share	Maturity Date	Contractual Interest Rate at 12/31/2024

Mortgage Debt
Deer Park Town Center, IL(1)	$61,178	$30,436	12/26	SOFR + 200
SITE Loan Pool (13 assets)(2)	206,900	206,900	09/28	SOFR + 275
Nassau Park Pavilion, NJ	99,862	99,862	11/28	6.66%
DTP Loan Pool (10 assets)	380,600	76,120	01/29	6.38%
	$748,540	$413,318

Consolidated	$306,762	$306,762
Unconsolidated	441,778	106,556
Consolidated & Unconsolidated Debt Subtotal	748,540	413,318
Unamortized Loan Costs, Net	(20,705)	(8,503)
Total Consolidated & Unconsolidated Debt	$727,835	$404,815

Rate Type			Weighted Average Years	Weighted Average Interest Rate
Fixed	$480,462	$175,982	3.9 years	6.54%
Variable	268,078	237,336	3.5 years	6.82%
	$748,540	$413,318	3.8 years	6.70%

Note: Maturity dates assume all borrower extension options are exercised.
(1) 3.00% SOFR Interest Rate Cap through December 2025. Debt shown at share including promote.
(2) 6.25% SOFR Interest Rate Cap through September 2026.

SITE Centers Corp.

Leasing Summary

At pro rata share except for count

Leasing Activity
	Comparable Pool					Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Term	Count	GLA	ABR PSF	Term
New Leases
4Q24	0	0	$0.00	0.0%	0.0	0	0	$0.00	0.0
3Q24	5	6,455	$32.22	9.1%	10.0	10	21,258	$27.65	9.9
2Q24	5	13,298	$34.01	14.3%	7.8	7	17,304	$32.76	7.2
1Q24	2	3,524	$41.85	22.1%	8.3	2	3,524	$41.85	8.3
	12	23,277	$34.70	14.2%	8.5	19	42,086	$30.94	8.7

Renewals
4Q24	5	21,015	$21.34	10.6%	5.0	5	21,015	$21.34	5.0
3Q24	37	238,382	$20.41	6.6%	6.1	37	238,382	$20.41	6.1
2Q24	23	250,077	$16.14	5.2%	5.4	23	250,077	$16.14	5.4
1Q24	25	156,451	$17.93	11.6%	5.1	25	156,451	$17.93	5.1
	90	665,925	$18.25	7.4%	5.6	90	665,925	$18.25	5.6

New + Renewals
4Q24	5	21,015	$21.34	10.6%	5.0	5	21,015	$21.34	5.0
3Q24	42	244,837	$20.73	6.7%	6.2	47	259,640	$21.01	6.5
2Q24	28	263,375	$17.04	6.1%	5.5	30	267,381	$17.21	5.5
1Q24	27	159,975	$18.45	12.1%	5.1	27	159,975	$18.45	5.1
	102	689,202	$18.81	7.8%	5.7	109	708,011	$19.01	5.8

Net Effective Rents
			Capex PSF				NER		% of GLA
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term	>10K SF	<10K SF
New Leases
4Q24	0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	0.0	0%	0%
3Q24	21,258	$29.77	$3.39	$0.01	$1.55	$4.95	$24.82	9.9	45%	55%
2Q24	17,304	$34.87	$8.55	$0.00	$1.85	$10.40	$24.47	7.2	27%	73%
1Q24	3,524	$47.27	$2.38	$0.00	$3.05	$5.43	$41.84	8.3	0%	100%
	42,086	$33.33	$5.07	$0.01	$1.77	$6.85	$26.48	8.7	34%	66%

Renewals
4Q24	21,015	$21.59	$0.00	$0.00	$0.00	$0.00	$21.59	5.0	0%	100%
3Q24	238,382	$20.71	$0.18	$0.00	$0.05	$0.23	$20.48	6.1	77%	23%
2Q24	250,077	$16.28	$0.01	$0.04	$0.00	$0.05	$16.23	5.4	88%	12%
1Q24	156,451	$18.29	$0.38	$0.00	$0.01	$0.39	$17.90	5.1	71%	29%
	665,925	$18.51	$0.16	$0.01	$0.02	$0.19	$18.32	5.6	77%	23%

New + Renewals
4Q24	21,015	$21.59	$0.00	$0.00	$0.00	$0.00	$21.59	5.0	0%	100%
3Q24	259,640	$21.45	$0.59	$0.00	$0.24	$0.83	$20.62	6.5	74%	26%
2Q24	267,381	$17.48	$0.73	$0.04	$0.16	$0.93	$16.55	5.5	84%	16%
1Q24	159,975	$18.93	$0.45	$0.00	$0.11	$0.56	$18.37	5.1	69%	31%
	708,011	$19.39	$0.60	$0.01	$0.18	$0.79	$18.60	5.8	75%	25%

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years. New Leases exclude leases at redevelopment properties and first generation space. Prior quarters have been adjusted to reflect the removal of properties included in the Curbline Properties spin-off and assets sold in 2024.

SITE Centers Corp.

Lease Expirations

At pro rata share except for count; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	6	8	0.7%	$275	0.7%	$34.38	6	8	0.1%	$275	0.3%	$34.38
2025	10	197	4.7%	4,031	6.8%	$20.46	52	117	9.7%	3,263	8.9%	$27.89	62	314	5.9%	7,294	7.6%	$23.23
2026	25	386	9.3%	3,648	6.1%	$9.45	75	142	11.8%	4,242	11.6%	$29.87	100	528	9.8%	7,890	8.2%	$14.94
2027	32	635	15.3%	10,896	18.3%	$17.16	64	174	14.5%	5,149	14.0%	$29.59	96	809	15.1%	16,045	16.7%	$19.83
2028	33	816	19.6%	9,989	16.8%	$12.24	69	142	11.8%	4,417	12.0%	$31.11	102	958	17.9%	14,406	15.0%	$15.04
2029	27	564	13.6%	9,219	15.5%	$16.35	70	172	14.3%	5,543	15.1%	$32.23	97	736	13.7%	14,762	15.4%	$20.06
2030	20	391	9.4%	5,823	9.8%	$14.89	49	118	9.8%	3,423	9.3%	$29.01	69	509	9.5%	9,246	9.6%	$18.17
2031	10	272	6.5%	2,845	4.8%	$10.46	19	51	4.2%	1,375	3.7%	$26.96	29	323	6.0%	4,220	4.4%	$13.07
2032	9	203	4.9%	2,423	4.1%	$11.94	35	96	8.0%	2,935	8.0%	$30.57	44	299	5.6%	5,358	5.6%	$17.92
2033	10	148	3.6%	2,614	4.4%	$17.66	32	85	7.1%	2,999	8.2%	$35.28	42	233	4.3%	5,613	5.8%	$24.09
2034	7	212	5.1%	2,746	4.6%	$12.95	25	67	5.6%	2,168	5.9%	$32.36	32	279	5.2%	4,914	5.1%	$17.61
Thereafter	10	337	8.1%	5,194	8.7%	$15.41	12	29	2.4%	925	2.5%	$31.90	22	366	6.8%	6,119	6.4%	$16.72
Total	193	4,161	100.0%	$59,428	100.0%	$14.28	508	1,201	100.0%	$36,714	100.0%	$30.57	701	5,362	100.0%	$96,142	100.0%	$17.93

Signed Not Open	3	14		$259		$18.50	11	17		$584		$34.35	14	31		$843		$27.19
Vacant	14	343					98	183					112	526

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	6	8	0.7%	$274	0.7%	$34.25	6	8	0.1%	$274	0.3%	$34.25
2025	2	15	0.4%	432	0.7%	$28.80	38	83	6.9%	2,244	6.1%	$27.04	40	98	1.8%	2,676	2.8%	$27.31
2026	3	15	0.4%	178	0.3%	$11.87	38	59	4.9%	1,748	4.8%	$29.63	41	74	1.4%	1,926	2.0%	$26.03
2027	6	45	1.1%	743	1.3%	$16.51	28	64	5.3%	1,848	5.0%	$28.88	34	109	2.0%	2,591	2.7%	$23.77
2028	6	90	2.2%	1,456	2.5%	$16.18	44	81	6.7%	2,844	7.7%	$35.11	50	171	3.2%	4,300	4.5%	$25.15
2029	4	70	1.7%	1,437	2.4%	$20.53	46	95	7.9%	3,070	8.4%	$32.32	50	165	3.1%	4,507	4.7%	$27.32
2030	7	102	2.5%	1,595	2.7%	$15.64	36	65	5.4%	1,831	5.0%	$28.17	43	167	3.1%	3,426	3.6%	$20.51
2031	8	63	1.5%	807	1.4%	$12.81	28	47	3.9%	1,276	3.5%	$27.15	36	110	2.1%	2,083	2.2%	$18.94
2032	8	182	4.4%	3,360	5.7%	$18.46	38	91	7.6%	2,799	7.6%	$30.76	46	273	5.1%	6,159	6.4%	$22.56
2033	11	174	4.2%	3,217	5.4%	$18.49	23	53	4.4%	1,387	3.8%	$26.17	34	227	4.2%	4,604	4.8%	$20.28
2034	5	88	2.1%	1,647	2.8%	$18.72	28	79	6.6%	2,640	7.2%	$33.42	33	167	3.1%	4,287	4.5%	$25.67
Thereafter	133	3,317	79.7%	44,556	75.0%	$13.43	155	476	39.6%	14,753	40.2%	$30.99	288	3,793	70.7%	59,309	61.7%	$15.64
Total	193	4,161	100.0%	$59,428	100.0%	$14.28	508	1,201	100.0%	$36,714	100.0%	$30.57	701	5,362	100.0%	$96,142	100.0%	$17.93

Note: Includes ground leases.

SITE Centers Corp.

Top 30 Tenants

$ and GLA in thousands
		Number of Units			Base Rent			Owned GLA
	Tenant	WO	JV	Total	Pro Rata	% of Total	At 100%	Pro Rata	% of Total	At 100%
1	TJX Companies (1)	9	9	18	4,376	4.6%	6,486	287	4.8%	466
2	Dick's Sporting Goods	4	4	8	4,198	4.4%	5,924	249	4.2%	395
3	Burlington	5	1	6	4,181	4.3%	4,565	228	3.9%	261
4	Kroger (2)	2	0	2	3,494	3.6%	3,494	124	2.1%	124
5	PetSmart	7	3	10	3,134	3.3%	3,854	185	3.1%	228
6	LA Fitness (3)	3	0	3	3,104	3.2%	3,104	135	2.3%	135
7	Best Buy	3	3	6	2,802	2.9%	4,372	166	2.8%	279
8	Ross Stores	5	6	11	2,348	2.4%	4,130	186	3.1%	331
9	Michaels	4	4	8	1,635	1.7%	2,616	111	1.9%	188
10	Five Below	8	5	13	1,597	1.7%	2,246	87	1.5%	123
11	Ulta	4	5	9	1,420	1.5%	2,309	52	0.9%	96
12	Cinemark	1	1	2	1,300	1.4%	1,300	100	1.7%	124
13	Cineworld (Regal Cinemas)	2	0	2	1,215	1.3%	1,215	91	1.5%	91
14	Gap (4)	3	7	10	1,180	1.2%	2,574	67	1.1%	149
15	At Home	1	0	1	1,110	1.2%	1,110	143	2.4%	143
16	Kohl's	1	3	4	1,104	1.1%	2,748	134	2.3%	324
17	Wegmans	1	0	1	1,048	1.1%	1,048	117	2.0%	117
18	AMC Theatres	0	3	3	1,037	1.1%	5,183	46	0.8%	232
19	Barnes & Noble	2	1	3	1,014	1.1%	1,334	55	0.9%	71
20	Whole Foods	1	0	1	991	1.0%	991	42	0.7%	42
21	Giant Eagle	1	0	1	934	1.0%	934	91	1.5%	91
22	Cost Plus	2	1	3	917	1.0%	1,152	41	0.7%	56
23	Party City	3	2	5	875	0.9%	1,200	46	0.8%	68
24	Marcus Corporation	1	0	1	856	0.9%	856	44	0.7%	44
25	Forever 21	2	0	2	761	0.8%	761	32	0.5%	32
26	JOANN	1	3	4	738	0.8%	1,340	50	0.8%	111
27	Nordstrom Rack	1	0	1	731	0.8%	731	37	0.6%	37
28	Staples	2	1	3	719	0.7%	947	45	0.8%	61
29	Caleres Inc.	4	1	5	701	0.7%	881	32	0.5%	40
30	Target	1	0	1	693	0.7%	693	154	2.6%	154
	Top 30 Total	84	63	147	$50,213	52.2%	$70,098	3,177	53.7%	4,613
	Total Portfolio				$96,142	100.0%	$139,007	5,918	100.0%	8,815

(1) T.J. Maxx (3) / Marshalls (6) / HomeGoods (5) / Sierra Trading (2) / HomeSense (2)
(2) Harris Teeter (1) / Mariano's (1)
(3) LA Fitness (2) / Xsport Fitness (1)
(4) Gap (2) / Old Navy (7) / Banana Republic (1)

SITE Centers Corp.

Transactions

$ and GLA in thousands

Acquisitions			SITE	Owned	Price
	Property Name	MSA	Own %	GLA	At 100%	At Share
04/17/24	Collection at Brandon Boulevard- Ground Lease	Tampa-St. Petersburg-Clearwater, FL	100%	0	$1,000	$1,000
05/30/24	Meadowmont Crossing	Raleigh, NC	100%	92	8,932	1,786
05/30/24	Meadowmont Market	Raleigh, NC	100%	45	8,784	1,757
		2Q 2024 Total		137	$18,716	$4,543

		Total 2024 Acquisitions		137	$18,716	$4,543

Note: Excludes assets acquired prior to October 1, 2024 that were included in the Curbline Properties spin-off.

Dispositions
01/22/24	The Marketplace at Highland Village	Dallas-Fort Worth-Arlington, TX	100%	207	$42,100	$42,100
01/26/24	Casselberry Commons (1)	Orlando-Kissimmee-Sanford, FL	100%	237	40,300	40,300
03/01/24	Chapel Hills East	Denver-Aurora-Lakewood, CO	100%	225	37,000	37,000
		1Q 2024 Total		669	$119,400	$119,400

04/17/24	Cool Springs Pointe	Nashville-Davidson-Murfreesboro-Franklin, TN	100%	198	$34,550	$34,550
04/25/24	Market Square (1)	Atlanta-Sandy Springs-Roswell, GA	100%	117	15,600	15,600
06/05/24	Hilltop Plaza	San Francisco-Oakland-Hayward, CA	20%	246	36,500	7,300
06/07/24	Johns Creek Town Center	Atlanta-Sandy Springs-Roswell, GA	100%	303	58,850	58,850
06/13/24	Six Property Portfolio (1)	Various	100%	2,368	495,000	495,000
06/24/24	Carillon Place (1)	Naples-Immokalee-Marco Island, FL	100%	250	54,700	54,700
06/27/24	The Hub	New York-Newark-Jersey City, NY-NJ-PA	100%	249	41,000	41,000
06/28/24	Cumming Marketplace-Lowe's Parcel	Atlanta-Sandy Springs-Roswell, GA	100%	135	17,200	17,200
06/28/24	Belgate Shopping Center	Charlotte-Concord-Gastonia, NC-SC	100%	269	47,250	47,250
		2Q 2024 Total		4,135	$800,650	$771,450

07/19/24	Two Property Portfolio (1)	Atlanta-Sandy Springs-Roswell, GA	100%	406	$67,530	$67,530
07/29/24	Midway Plaza (1)	Miami-Fort Lauderdale-West Palm Beach, FL	100%	218	36,425	36,425
07/29/24	Bandera Pointe (1)	San Antonio-New Braunfels, TX	100%	438	58,325	58,325
07/31/24	Lee Vista Promenade	Orlando-Kissimmee-Sanford, FL	100%	314	68,500	68,500
08/20/24	Three Property Portfolio (1)	Various	100%	894	137,500	137,500
08/22/24	Guilford Commons	Hartford-West Hartford-East Hartford, CT	100%	129	26,500	26,500
08/22/24	Woodfield Village Green	Chicago-Naperville-Elgin, IL-IN-WI	100%	390	93,200	93,200
08/27/24	Falcon Ridge Town Center (1)	Los Angeles-Long Beach-Anaheim, CA	100%	250	64,700	64,700
08/29/24	Centennial Promenade	Denver-Aurora-Lakewood, CO	100%	443	98,100	98,100
09/10/24	White Oak Village (1)	Richmond, VA	100%	398	63,503	63,503
09/18/24	Springfield Center	Washington-Arlington-Alexandria, DC-VA-MD-WV	100%	177	49,100	49,100
09/24/24	Hamilton Marketplace (1)	Trenton, NJ	100%	485	116,500	116,500
09/26/24	Whole Foods at Bay Place	San Francisco-Oakland-Hayward, CA	100%	57	44,400	44,400
09/26/24	The Shops at Midtown Miami (1)	Miami-Fort Lauderdale-West Palm Beach, FL	100%	348	83,750	83,750
09/26/24	Ridge at Creekside(1)	Sacramento-Roseville-Arden-Arcade, CA	100%	186	39,750	39,750
09/26/24	Echelon Village Plaza (1)	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	100%	85	8,500	8,500
09/26/24	Three Property Portfolio (1)	Various	100%	960	180,500	180,500
09/27/24	University Hills (1)	Denver-Aurora-Lakewood, CO	100%	210	56,500	56,500
09/27/24	Village Square at Golf	Miami-Fort Lauderdale-West Palm Beach, FL	100%	135	31,101	31,101
09/30/24	The Collection at Brandon Boulevard	Tampa-St. Petersburg-Clearwater, FL	100%	222	37,200	37,200
		3Q 2024 Total		6,745	$1,361,584	$1,361,584

		4Q 2024 Total		0	$0	$0
		Total 2024 Dispositions		11,549	$2,281,634	$2,252,434

(1) GLA excludes square footage retained by SITE at the time of sale and subsequently included in the Curbline Properties spin-off.

SITE Centers Corp.

Unconsolidated Joint Ventures

$ and GLA in thousands
Joint Venture	SITE Own %	Number of Properties	Owned GLA	Leased Rate	ABR	4Q24 NOI at 100% (1)		Gross RE Assets	Debt Balance at 100% (2)
Chinese Institutional Investors DTP	20%	10	3,397	95.0%	$15.00	$11,912		$598,188	$380,600

Prudential RVIP IIIB, Deer Park, IL (3)	50%	1	358	81.1%	$37.50	1,904		111,319	61,178
Total		11	3,755			$13,816		$709,507	$441,778
Property management fees						531	(1)
NOI from assets sold in prior quarters						(39)
Net operating income						$14,308	(4)

(1) Property management fees charged by SITE to the joint venture are included as an expense in NOI, although presented in the combined income statement on the next page in the Other Expense line item.

(2) Excludes unamortized loan costs, net of $15.3 million or $3.1 million at SITE's share.

(3) Ownership shown at share including promote.

(4) Amount agrees to the combined income statement of the joint ventures which includes a reconciliation of the Non-GAAP measure to the applicable GAAP measure.
See calculation definition in the Non-GAAP Measures section.

SITE Centers Corp.

Unconsolidated Joint Ventures

Combined SITE JV Pro Rata Adjustments (1)

Income Statement Pro Rata Adjustments 4Q24		Balance Sheet Pro Rata Adjustments 4Q24
Revenues:		Assets:
Rental Income (2)	$4,735	Land	$35,066
Other income (3)	89	Buildings	122,331
	4,824	Improvements	17,551
Expenses:			174,948
Operating and maintenance	772	Depreciation	(53,914)
Real estate taxes	592		121,034
	1,364	Construction in progress and land	70
Net Operating Income	3,460	Real estate, net	121,104
		Investment in JVs	429
Other Income (expense):		Cash and restricted cash	9,405
Fee income	(329)	Receivables, net	2,424
Interest expense	(1,797)	Other assets, net	4,434
Depreciation and amortization	(1,645)	Total Assets	137,796
Other income (expense), net	0
Loss before earnings from JVs	(311)	Liabilities and Equity:
Equity in net income of JVs	324	Mortgage debt	103,442
Basis differences of JVs	(13)	Notes payable to SITE	504
Gain on disposition of real estate	0	Other liabilities	7,834
Net income	$0	Total Liabilities	111,780
		JVs share of equity	429
FFO Reconciliation 4Q24		Distributions in excess of net income	25,587
Loss before earnings from JVs	($311)	Total Equity	26,016
Depreciation and amortization	1,645	Total Liabilities and Equity	$137,796
Basis differences of JVs	3
FFO at SITE's Ownership Interests	$1,337
OFFO at SITE's Ownership Interests	$1,337

(1) Information provided for SITE's share of JV investments and can be combined with SITE's consolidated financial statements for the same period.

(2) Rental Income:
Minimum rents	$3,370
Ground lease minimum rents	136
Straight-line rent, net	(5)
Amortization of (above) below market rent, net	66
Percentage and overage rent	149
Recoveries	1,019
Uncollectible revenue	0

(3) Other Income:
Ancillary and other rental income	75
Lease termination fees	14

SITE Centers Corp.

Unconsolidated Joint Ventures at 100%

$ in thousands
Combined Income Statement
	4Q24	4Q23	12M24	12M23
Revenues:
Rental income (1)	$19,001	$21,515	$80,744	$90,306
Other income (2)	299	522	1,223	2,173
	19,300	22,037	81,967	92,479
Expenses:
Operating and maintenance	2,749	3,142	11,747	13,337
Real estate taxes	2,243	2,527	9,565	10,566
	4,992	5,669	21,312	23,903

Net operating income	14,308	16,368	60,655	68,576

Other income (expense):
Interest expense	(7,887)	(6,585)	(31,811)	(25,601)
Depreciation and amortization	(6,635)	(7,429)	(26,948)	(32,578)
Other expense, net	(1,328)	(3,445)	(6,639)	(10,467)
	(1,542)	(1,091)	(4,743)	(70)
Gain (loss) on disposition of real estate, net	(11)	165	10,354	21,316
Net income (loss) attributable to unconsolidated JVs	(1,553)	(926)	5,611	21,246
Depreciation and amortization	6,635	7,429	26,948	32,578
Gain on disposition of real estate, net	11	(165)	(10,354)	(21,316)
FFO	$5,093	$6,338	$22,205	$32,508
FFO at SITE's ownership interests	$1,337	$1,654	$6,040	$7,981
Operating FFO at SITE's ownership interests	$1,337	$2,035	$6,229	$8,742

(1) Rental Income:
Minimum rents	$13,439	$15,017	$56,561	$63,962
Ground lease minimum rents	681	728	2,822	2,907
Straight-line rent, net	(60)	112	289	421
Amortization of (above) below market rent, net	330	491	1,983	1,819
Percentage and overage rent	615	582	1,115	1,130
Recoveries	3,996	4,792	17,978	20,224
Uncollectible revenue	0	(207)	(4)	(157)
(2) Other Income:
Ancillary and other rental income	272	522	1,119	1,538
Lease termination fees	27	0	104	635

Combined Balance Sheet
			At Period End
			4Q24	4Q23
Assets:
Land			$159,567	$180,588
Buildings			494,062	558,585
Improvements			55,526	58,626
			709,155	797,799
Depreciation			(166,534)	(187,557)
			542,621	610,242
Construction in progress and land			352	1,616
Real estate, net			542,973	611,858
Cash and restricted cash			25,750	41,250
Receivables, net			9,660	9,847
Other assets, net			17,823	25,498
Total Assets			596,206	688,453

Liabilities and Equity:
Mortgage debt			426,462	464,255
Notes and accrued interest payable to SITE			1,894	2,627
Other liabilities			32,533	36,279
Total Liabilities			460,889	503,161
Accumulated equity			135,317	185,292
Total Equity			135,317	185,292
Total Liabilities and Equity			$596,206	$688,453

SITE CENTERS
Property List As of December 31, 2024
Note: GLA in thousands. Anchors include tenants greater than 20K SF.
#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	Population (000's)	Average Household Income ($000's)	ABR PSF	Anchor Tenants
1	Ahwatukee Foothills Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	20%	DTP	691	154	$88	$19.15	AMC Theatres, Best Buy, Burlington, HomeGoods, JOANN, Lina Home Furnishings, Marshalls, Michaels, Ross Dress for Less, Sprouts Farmers Market
2	Deer Valley Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		152	249	$69	$19.02	Michaels, PetSmart, Ross Dress for Less
3	Paradise Village Gateway	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		211	101	$110	$18.74	PetSmart, Ross Dress for Less, Sun & Ski Sports
4	The Pike Outlets	Los Angeles-Long Beach-Anaheim, CA	Long Beach	CA	100%		390	344	$69	$25.34	Cinemark, Gold's Gym, H & M, Nike, Restoration Hardware
5	Chapel Hills West	Denver-Aurora-Lakewood, CO	Colorado Springs	CO	100%		225	123	$92	$12.31	Burlington, PetSmart, Ross Dress for Less, Urban Air Adventure Park
6	FlatAcres MarketCenter	Denver-Aurora-Lakewood, CO	Parker	CO	100%		136	95	$118	$17.82	24 Hour Fitness, Michaels
7	Parker Pavilions	Denver-Aurora-Lakewood, CO	Parker	CO	100%		51	95	$118	$17.12	Office Depot
8	Connecticut Commons	Hartford-West Hartford-East Hartford, CT	Plainville	CT	20%	DTP	561	162	$76	$14.08	Aldi, AMC Theatres, Dick's Sporting Goods, DSW, Kohl's, Lowe's, Marshalls, PetSmart
9	Shoppes at Paradise Pointe	Crestview-Fort Walton Beach-Destin, FL	Fort Walton Beach	FL	100%		73	60	$65	$12.84	Publix
10	Winter Garden Village	Orlando-Kissimmee-Sanford, FL	Winter Garden	FL	100%		629	96	$100	$18.80	Bealls, Best Buy, Burlington, Forever 21, Havertys, JOANN, LA Fitness, Market By Macy's, Marshalls, PetSmart, Ross Dress for Less, Staples
11	Perimeter Pointe	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		360	126	$116	$17.68	Dick's Sporting Goods, LA Fitness, Regal Cinemas
12	Towne Center Prado	Atlanta-Sandy Springs-Roswell, GA	Marietta	GA	20%	DTP	287	126	$78	$13.13	Going Going Gone, Publix, Ross Dress for Less
13	Sandy Plains Village	Atlanta-Sandy Springs-Roswell, GA	Roswell	GA	100%		174	85	$126	$14.52	Movie Tavern, Painted Tree Marketplace
14	3030 North Broadway	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		132	757	$113	$35.63	Mariano's
15	The Maxwell	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		240	979	$98	$24.62	Burlington, Dick's Sporting Goods, Nordstrom Rack
16	Deer Park Town Center	Chicago-Naperville-Elgin, IL-IN-WI	Deer Park	IL	50%	RVIP IIIB	358	130	$116	$37.50	Century Theatre, Crate & Barrel, Gap
17	Brookside Marketplace	Chicago-Naperville-Elgin, IL-IN-WI	Tinley Park	IL	20%	DTP	317	177	$89	$15.74	Best Buy, Dick's Sporting Goods, HomeGoods, Michaels, PetSmart, Ross Dress for Less, T.J. Maxx
18	Independence Commons	Kansas City, MO-KS	Independence	MO	20%	DTP	386	130	$70	$15.57	AMC Theatres, Best Buy, Bob's Discount Furniture, Kohl's, Marshalls, Ross Dress for Less
19	The Promenade at Brentwood	St. Louis, MO-IL	Brentwood	MO	100%		338	283	$96	$16.47	Burlington, Micro Center, PetSmart, Target, Trader Joe's
20	East Hanover Plaza	New York-Newark-Jersey City, NY-NJ-PA	East Hanover	NJ	100%		98	76	$154	$20.46	HomeGoods, HomeSense
21	Edgewater Towne Center	New York-Newark-Jersey City, NY-NJ-PA	Edgewater	NJ	100%		76	1,619	$102	$32.87	Whole Foods
22	Route 22 Retail Center	New York-Newark-Jersey City, NY-NJ-PA	Union	NJ	20%	DTP	112	324	$114	$14.64	Dick's Sporting Goods
23	Nassau Park Pavilion	Trenton, NJ	Princeton	NJ	100%		759	92	$128	$16.41	At Home, Best Buy, Burlington, Dick's Sporting Goods, HomeGoods, HomeSense, Michaels, PetSmart, Planet Fitness, Raymour & Flanigan, T.J. Maxx, Wegmans
24	Meadowmont Crossing	Raleigh, NC	Chapel Hill	NC	100%		92	101	$103	$25.31	—
25	Meadowmont Market	Raleigh, NC	Chapel Hill	NC	100%		45	101	$101	$15.52	Harris Teeter
26	Poyner Place	Raleigh, NC	Raleigh	NC	20%	DTP	252	127	$80	$17.03	Cost Plus World Market, Marshalls, Michaels, Ross Dress for Less, Urban Air Trampoline & Adventure Park
27	University Centre	Wilmington, NC	Wilmington	NC	20%	DTP	418	132	$68	$11.54	Crunch Fitness, Lowe's, Old Navy, Ollie's Bargain Outlet, Ross Dress for Less
28	Headquarter Office Buildings	Cleveland-Elyria, OH	Beachwood	OH	100%		339	120	$122	N/A	—
29	Stow Community Center	Cleveland-Elyria, OH	Stow	OH	100%		406	108	$69	$12.80	Giant Eagle, Hobby Lobby, HomeGoods, Kohl's, T.J. Maxx
30	The Blocks	Portland-Vancouver-Hillsboro, OR-WA	Portland	OR	100%		97	373	$95	$36.71	—
31	Southmont Plaza	Allentown-Bethlehem-Easton, PA-NJ	Easton	PA	100%		251	93	$80	$16.61	Barnes & Noble, Best Buy, Dick's Sporting Goods, Michaels, Ross Dress for Less, Staples
32	Ashley Crossing	Charleston-North Charleston, SC	Charleston	SC	20%	DTP	208	104	$67	$11.61	Food Lion, JOANN, Kohl's, Marshalls
33	Commonwealth Center	Richmond, VA	Midlothian	VA	20%	DTP	166	78	$95	$15.84	Michaels, Painted Tree Marketplace, The Fresh Market
34	Downtown Short Pump	Richmond, VA	Richmond	VA	100%		126	138	$106	$22.69	Barnes & Noble, Regal Cinemas
	Weighted Average Total							187	$110

DTP - Dividend Trust Portfolio
RVIP IIIB - Deer Park, IL

Note: Population and Average Household Income are for trade area of 10 minute drive time from center.

SITE Centers Corp.

Notable Accounting and Supplemental Policies

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Form 10-K and Form 10-Q.

Discontinued Operations

•
At October 1, 2024, the date the Company completed the spin-off of Curbline Properties into a separate publicly traded company, the Company had 79 convenience properties. The spin-off of the convenience properties represented a strategic shift in the Company’s business and, as such, the Curbline properties are reflected as discontinued operations for all periods presented. In addition, statistics shown have also been revised to reflect the spin-off.

Rental Income (Revenues)

•
Percentage and overage rents that are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.
•
Tenant reimbursements are recognized in the period in which the expenses are incurred.
•
Lease termination fees are recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.

Lease Modification Accounting

•
Elected not to apply lease modification accounting to lease amendments in which the total amount of rent due under the lease is substantially the same and there has been no increase in the lease term. A majority of the Company’s concession amendments within this category provide for the deferral of rental payments to a later date within the remaining lease term.
•
If abatements are granted as part of a lease amendment, the Company has elected to not treat the abatements as variable rent and instead will record the concession’s impact over the tenant’s remaining lease term on a straight-line basis. Modifications to leases that involve an increase in the lease term have been treated as a lease modification.
•
For those tenants where the Company is unable to assert that collection of amounts due over the lease term is probable, regardless if the Company has entered into a deferral agreement to extend the payment terms, the Company has categorized these tenants on the cash basis of accounting. As a result, no rental income is recognized from such tenants once they have been placed on the cash basis of accounting until payments are received and all existing accounts receivable relating to these tenants have been reserved in full, including straight-line rental income. The Company will remove the cash basis designation and resume recording rental income from such tenants during the period earned at such time it believes collection from the tenants is probable based upon a demonstrated payment history or recapitalization event.

General and Administrative Expenses

•
General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred.
•
The Company does not capitalize any executive officer compensation.
•
General and administrative expenses include executive property management compensation and related expenses. Property management services’ direct compensation is reflected in operating and maintenance expenses.

Deferred Financing Costs

•
Costs incurred in obtaining term financing are included as a reduction of the related debt liability and costs incurred related to the revolving credit facilities are included in other assets on the consolidated balance sheets. All costs are amortized on a straight-line basis over the term of the related debt agreement; such amortization is reflected as interest expense in the consolidated income statements.

SITE Centers Corp.

Notable Accounting and Supplemental Policies (continued)

Real Estate

•
Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition.
•
Construction in progress includes shopping center developments and significant expansions and redevelopments.
•
Acquisitions of a partner’s interest in an unconsolidated joint venture in which a change of control has occurred are recorded at fair value.
•
Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	30 to 40 years
Building Improvements	3 to 20 years
Furniture/Fixtures/ Tenant Improvements	Shorter of economic life or lease terms

Capitalization

•
Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.
•
The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.
•
Interest expense and real estate taxes incurred during construction are capitalized and depreciated over the building life. The Company does not capitalize interest on land held for development which is on hold and is not undergoing any development activities.

Gains on Sales of Real Estate

•
Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

SITE Centers Corp.

Non-GAAP Measures

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from depreciable property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains/losses recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains/losses that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include write-off of preferred share original issuance costs, gains/losses on the early extinguishment of debt, certain transaction fee income, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains/losses may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains/losses are non-recurring. These charges, income and gains/losses could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant). Other real estate companies may calculate FFO and Operating FFO in a different manner.

SITE Centers Corp.

Non-GAAP Measures

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed consolidated financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the projected NOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the multiple components of the calculations which for the same store calculation only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

Other Measures

SITE Pro Rata Share Financial Information

The Company believes that the SITE pro rata share of its joint ventures presented in the quarterly supplement is not, and is not intended to be, a presentation in accordance with GAAP. SITE share financial information is frequently used by the real estate industry including securities analysts, investors and other interested parties to evaluate the performance of SITE compared to other REITs. Other real estate companies may calculate such information in a different manner.

SITE does not control the unconsolidated joint ventures and the presentations of SITE JV Pro Rata Adjustments of the unconsolidated joint ventures presented in the quarterly supplement do not represent the Company’s legal claim to such items. The Company provides this information because the Company believes it assists investors and analysts in estimating the effective interest in SITE’s unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of this information has limitations as an analytical tool. Because of the limitations, this information should not be considered in isolation or as a substitute for the Company’s financial statements as reported under GAAP.

SITE Centers Corp.

Portfolio Summary at 100%

GLA in thousands
	12/31/2024	9/30/2024 (1)	6/30/2024 (1)	3/31/2024 (1)	12/31/2023 (1)
Shopping Center Summary
Operating Centers – 100%	33	33	33	33	33
Wholly Owned - SITE	22	22	22	22	22
JV Portfolio	11	11	11	11	11

Owned and Ground Lease GLA – 100%	8,815	8,813	8,813	8,813	8,810
Wholly Owned - SITE	5,060	5,060	5,060	5,060	5,057
JV Portfolio – 100%	3,755	3,753	3,753	3,753	3,753
Unowned GLA – 100%	2,856	2,856	2,856	2,856	2,870

Quarterly Operational Overview
SITE (100%)
Base Rent PSF	$18.37	$18.32	$18.30	$18.25	$18.11
Base Rent PSF < 10K	$30.40	$30.21	$29.97	$29.63	$29.37
Base Rent PSF > 10K	$14.92	$14.92	$14.96	$14.98	$14.92
Commenced Rate	91.0%	90.8%	91.5%	90.7%	90.6%
Leased Rate	92.1%	92.8%	92.7%	92.8%	93.4%
Leased Rate < 10K SF	86.1%	86.3%	86.3%	86.8%	87.5%
Leased Rate > 10K SF	94.0%	94.8%	94.9%	94.9%	95.5%

Wholly Owned SITE
Base Rent PSF	$19.81	$19.78	$19.83	$19.76	$19.63
Leased Rate	90.9%	90.9%	91.7%	91.7%	92.3%
Leased Rate < 10K SF	88.1%	88.1%	88.8%	88.8%	89.6%
Leased Rate > 10K SF	91.7%	91.7%	92.7%	92.7%	93.3%

Joint Venture (100%)
Base Rent PSF	$16.64	$16.62	$16.52	$16.47	$16.32
Leased Rate	93.7%	95.4%	94.2%	94.4%	94.9%
Leased Rate < 10K SF	83.6%	84.2%	82.6%	83.7%	84.1%
Leased Rate > 10K SF	97.0%	99.1%	98.1%	98.1%	98.5%

Joint Venture at Pro Rata Share
Base Rent PSF	$18.70	$18.64	$18.53	$18.44	$18.25
Leased Rate	92.1%	93.7%	92.6%	92.8%	93.1%
Leased Rate < 10K SF	81.5%	82.1%	81.0%	81.7%	81.6%
Leased Rate > 10K SF	96.6%	98.6%	97.6%	97.6%	98.0%

Note: $ and GLA in thousands except shopping center counts and base rent PSF. All results exclude the Company's owned Beachwood, OH headquarters office buildings.
(1) Amounts have been adjusted to reflect the removal of properties included in the Curbline Properties spin-off and assets sold in 2024

SITE Centers Corp.

Leasing Summary

Wholly Owned at 100%

Leasing Activity
	Comparable Pool					Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Term	Count	GLA	ABR PSF	Term
New Leases
4Q24	0	0	$0.00	0.0%	0.0	0	0	$0.00	0.0
3Q24	2	4,673	$31.42	4.3%	10.0	3	8,713	$38.18	10.0
2Q24	3	8,317	$41.57	4.9%	6.7	5	12,323	$37.35	6.1
1Q24	2	3,524	$41.85	22.1%	8.3	2	3,524	$41.85	8.3
	7	16,514	$38.76	8.3%	8.0	10	24,560	$38.29	7.8

Renewals
4Q24	3	18,925	$21.29	8.3%	5.0	3	18,925	$21.29	5.0
3Q24	18	197,595	$20.97	6.7%	6.6	18	197,595	$20.97	6.6
2Q24	12	184,875	$18.14	5.9%	5.6	12	184,875	$18.14	5.6
1Q24	18	128,925	$18.92	13.1%	5.1	18	128,925	$18.92	5.1
	51	530,320	$19.50	7.9%	5.8	51	530,320	$19.50	5.8

New + Renewals
2Q24	3	18,925	$21.29	8.3%	5.0	3	18,925	$21.29	5.0
1Q24	20	202,268	$21.21	6.6%	6.7	21	206,308	$21.70	6.8
2Q24	15	193,192	$19.15	5.8%	5.6	17	197,198	$19.34	5.6
1Q24	20	132,449	$19.53	13.5%	5.2	20	132,449	$19.53	5.2
	58	546,834	$20.08	7.9%	5.9	61	554,880	$20.33	5.9

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases
4Q24	0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	0.0
3Q24	8,713	$41.55	$4.02	$0.00	$2.35	$6.37	$35.18	10.0
2Q24	12,323	$40.18	$6.19	$0.00	$2.53	$8.72	$31.46	6.1
1Q24	3,524	$47.27	$2.38	$0.00	$3.05	$5.43	$41.84	8.3
	24,560	$41.68	$4.63	$0.00	$2.53	$7.16	$34.52	7.8

Renewals
4Q24	18,925	$21.52	$0.00	$0.00	$0.00	$0.00	$21.52	5.0
3Q24	197,595	$21.29	$0.20	$0.00	$0.06	$0.26	$21.03	6.6
2Q24	184,875	$18.31	$0.02	$0.05	$0.00	$0.07	$18.24	5.6
1Q24	128,925	$19.33	$0.46	$0.00	$0.00	$0.46	$18.87	5.1
	530,320	$19.78	$0.19	$0.02	$0.03	$0.24	$19.54	5.8

New + Renewals
4Q24	18,925	$21.52	$0.00	$0.00	$0.00	$0.00	$21.52	5.0
3Q24	206,308	$22.15	$0.44	$0.00	$0.20	$0.64	$21.51	6.8
2Q24	197,198	$19.68	$0.44	$0.05	$0.17	$0.66	$19.02	5.6
1Q24	132,449	$20.07	$0.54	$0.00	$0.13	$0.67	$19.40	5.2
	554,880	$20.75	$0.45	$0.02	$0.17	$0.64	$20.11	5.9

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years. New Leases exclude leases at redevelopment properties and first generation space. Prior quarters have been adjusted to reflect the removal of properties included in the Curbline Properties spin-off and assets sold in 2024.

SITE Centers Corp.

Leasing Summary

Unconsolidated Joint Ventures at 100%

Leasing Activity
	Comparable Pool					Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Term	Count	GLA	ABR PSF	Term
New Leases
4Q24	0	0	$0.00	0.0%	0.0	0	0	$0.00	0.0
3Q24	3	8,912	$34.33	22.6%	10.0	7	62,725	$20.33	9.9
2Q24	2	24,903	$21.40	61.1%	9.7	2	24,903	$21.40	9.7
1Q24	0	0	$0.00	0.0%	0.0	0	0	$0.00	0.0
	5	33,815	$24.81	44.5%	9.8	9	87,628	$20.64	9.9

Renewals
4Q24	2	10,450	$21.75	36.0%	5.0	2	10,450	$21.75	5.0
3Q24	19	203,934	$17.71	6.3%	3.8	19	203,934	$17.71	3.8
2Q24	11	326,011	$10.47	1.8%	4.9	11	326,011	$10.47	4.9
1Q24	7	137,628	$13.27	2.8%	5.1	7	137,628	$13.27	5.1
	39	678,023	$13.39	4.4%	4.6	39	678,023	$13.39	4.6

New + Renewals
4Q24	2	10,450	$21.75	36.0%	5.0	2	10,450	$21.75	5.0
3Q24	22	212,846	$18.40	7.4%	4.1	26	266,659	$18.32	5.2
2Q24	13	350,914	$11.25	7.2%	5.2	13	350,914	$11.25	5.2
1Q24	7	137,628	$13.27	2.8%	5.1	7	137,628	$13.27	5.1
	44	711,838	$13.93	6.9%	4.9	48	765,651	$14.22	5.2

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases
4Q24	0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	0.0
3Q24	62,725	$21.60	$2.94	$0.02	$0.99	$3.95	$17.65	9.9
2Q24	24,903	$21.73	$12.24	$0.00	$0.78	$13.02	$8.71	9.7
1Q24	0	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	0.0
	87,628	$21.64	$5.55	$0.01	$0.93	$6.49	$15.15	9.9

Renewals
4Q24	10,450	$22.25	$0.00	$0.00	$0.00	$0.00	$22.25	5.0
3Q24	203,934	$17.90	$0.00	$0.00	$0.01	$0.01	$17.89	3.8
2Q24	326,011	$10.53	$0.00	$0.00	$0.00	$0.00	$10.53	4.9
1Q24	137,628	$13.41	$0.00	$0.00	$0.04	$0.04	$13.37	5.1
	678,023	$13.51	$0.00	$0.00	$0.01	$0.01	$13.50	4.6

New + Renewals
4Q24	10,450	$22.25	$0.00	$0.00	$0.00	$0.00	$22.25	5.0
3Q24	266,659	$18.77	$1.31	$0.01	$0.45	$1.77	$17.00	5.2
2Q24	350,914	$11.33	$1.61	$0.00	$0.10	$1.71	$9.62	5.2
1Q24	137,628	$13.41	$0.00	$0.00	$0.04	$0.04	$13.37	5.1
	765,651	$14.44	$1.20	$0.00	$0.21	$1.41	$13.03	5.2

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years. New Leases exclude leases at redevelopment properties and first generation space.

SITE Centers Corp.

Leasing Expirations

Wholly Owned at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	4	7	0.7%	$236	0.8%	$33.71	4	7	0.2%	$236	0.3%	$33.71
2025	5	172	4.8%	3,710	7.1%	$21.57	35	106	10.7%	2,953	9.9%	$27.86	40	278	6.1%	6,663	8.1%	$23.97
2026	9	293	8.2%	2,884	5.5%	$9.84	41	113	11.4%	3,429	11.4%	$30.35	50	406	8.9%	6,313	7.7%	$15.55
2027	16	534	14.9%	9,568	18.4%	$17.92	42	151	15.2%	4,340	14.5%	$28.74	58	685	14.9%	13,908	17.0%	$20.30
2028	18	725	20.2%	8,776	16.9%	$12.10	35	115	11.6%	3,363	11.2%	$29.24	53	840	18.3%	12,139	14.8%	$14.45
2029	19	474	13.2%	8,233	15.8%	$17.37	37	136	13.7%	4,385	14.6%	$32.24	56	610	13.3%	12,618	15.4%	$20.69
2030	10	344	9.6%	5,173	9.9%	$15.04	26	100	10.1%	2,970	9.9%	$29.70	36	444	9.7%	8,143	9.9%	$18.34
2031	3	226	6.3%	2,093	4.0%	$9.26	11	40	4.0%	969	3.2%	$24.23	14	266	5.8%	3,062	3.7%	$11.51
2032	8	189	5.3%	2,361	4.5%	$12.49	19	76	7.7%	2,293	7.7%	$30.17	27	265	5.8%	4,654	5.7%	$17.56
2033	5	117	3.3%	1,883	3.6%	$16.09	22	76	7.7%	2,721	9.1%	$35.80	27	193	4.2%	4,604	5.6%	$23.85
2034	3	190	5.3%	2,255	4.3%	$11.87	16	52	5.2%	1,659	5.5%	$31.90	19	242	5.3%	3,914	4.8%	$16.17
Thereafter	9	329	9.2%	5,115	9.8%	$15.55	4	21	2.1%	631	2.1%	$30.05	13	350	7.6%	5,746	7.0%	$16.42
Total	105	3,593	100.0%	$52,051	100.0%	$14.49	292	993	100.0%	$29,949	100.0%	$30.16	397	4,586	100.0%	$82,000	100.0%	$17.88

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	4	7	0.7%	$236	0.8%	$33.71	4	7	0.2%	$236	0.3%	$33.71
2025	1	12	0.3%	406	0.8%	$33.83	26	75	7.6%	2,037	6.8%	$27.16	27	87	1.9%	2,443	3.0%	$28.08
2026	0	0	0.0%	0	0.0%	$0.00	18	47	4.7%	1,418	4.7%	$30.17	18	47	1.0%	1,418	1.7%	$30.17
2027	2	26	0.7%	515	1.0%	$19.81	16	50	5.0%	1,345	4.5%	$26.90	18	76	1.7%	1,860	2.3%	$24.47
2028	4	75	2.1%	1,188	2.3%	$15.84	18	58	5.8%	1,905	6.4%	$32.84	22	133	2.9%	3,093	3.8%	$23.26
2029	2	61	1.7%	1,342	2.6%	$22.00	24	74	7.5%	2,340	7.8%	$31.62	26	135	2.9%	3,682	4.5%	$27.27
2030	4	93	2.6%	1,462	2.8%	$15.72	17	52	5.2%	1,486	5.0%	$28.58	21	145	3.2%	2,948	3.6%	$20.33
2031	2	44	1.2%	600	1.2%	$13.64	15	33	3.3%	818	2.7%	$24.79	17	77	1.7%	1,418	1.7%	$18.42
2032	6	170	4.7%	3,211	6.2%	$18.89	23	75	7.6%	2,247	7.5%	$29.96	29	245	5.3%	5,458	6.7%	$22.28
2033	5	131	3.6%	2,369	4.6%	$18.08	15	48	4.8%	1,203	4.0%	$25.06	20	179	3.9%	3,572	4.4%	$19.96
2034	4	85	2.4%	1,598	3.1%	$18.80	14	62	6.2%	2,088	7.0%	$33.68	18	147	3.2%	3,686	4.5%	$25.07
Thereafter	75	2,896	80.6%	39,360	75.6%	$13.59	102	412	41.5%	12,826	42.8%	$31.13	177	3,308	72.1%	52,186	63.6%	$15.78
Total	105	3,593	100.0%	$52,051	100.0%	$14.49	292	993	100.0%	$29,949	100.0%	$30.16	397	4,586	100.0%	$82,000	100.0%	$17.88

Note: Includes ground leases.

SITE Centers Corp.

Leasing Expirations

Unconsolidated Joint Ventures at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	2	5	0.7%	$127	0.6%	$25.40	2	5	0.1%	$127	0.2%	$25.40
2025	5	124	4.6%	1,602	4.6%	$12.92	17	51	6.6%	1,303	5.8%	$25.55	22	175	5.1%	2,905	5.1%	$16.60
2026	16	394	14.8%	3,822	11.1%	$9.70	34	118	15.3%	3,093	13.7%	$26.21	50	512	14.9%	6,915	12.1%	$13.51
2027	16	504	18.9%	6,637	19.2%	$13.17	22	85	11.1%	2,681	11.9%	$31.54	38	589	17.1%	9,318	16.3%	$15.82
2028	15	413	15.5%	5,266	15.3%	$12.75	34	102	13.3%	3,438	15.3%	$33.71	49	515	15.0%	8,704	15.3%	$16.90
2029	8	450	16.8%	4,932	14.3%	$10.96	33	129	16.8%	3,690	16.4%	$28.60	41	579	16.8%	8,622	15.1%	$14.89
2030	10	236	8.8%	3,251	9.4%	$13.78	23	77	10.0%	1,798	8.0%	$23.35	33	313	9.1%	5,049	8.9%	$16.13
2031	7	226	8.5%	3,759	10.9%	$16.63	8	34	4.4%	1,071	4.8%	$31.50	15	260	7.6%	4,830	8.5%	$18.58
2032	1	70	2.6%	311	0.9%	$4.44	16	70	9.1%	2,172	9.6%	$31.03	17	140	4.1%	2,483	4.4%	$17.74
2033	5	99	3.7%	2,053	6.0%	$20.74	10	37	4.8%	1,008	4.5%	$27.24	15	136	4.0%	3,061	5.4%	$22.51
2034	4	114	4.3%	2,455	7.1%	$21.54	9	37	4.8%	1,216	5.4%	$32.86	13	151	4.4%	3,671	6.4%	$24.31
Thereafter	1	41	1.5%	395	1.1%	$9.63	8	24	3.1%	928	4.1%	$38.67	9	65	1.9%	1,323	2.3%	$20.35
Total	88	2,671	100.0%	$34,483	100.0%	$12.91	216	769	100.0%	$22,525	100.0%	$29.29	304	3,440	100.0%	$57,008	100.0%	$16.57

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	2	5	0.7%	$127	0.6%	$25.40	2	5	0.1%	$127	0.2%	$25.40
2025	1	15	0.6%	135	0.4%	$9.00	12	34	4.4%	878	3.9%	$25.82	13	49	1.4%	1,013	1.8%	$20.67
2026	3	73	2.7%	890	2.6%	$12.19	20	51	6.6%	1,312	5.8%	$25.73	23	124	3.6%	2,202	3.9%	$17.76
2027	4	96	3.6%	1,139	3.3%	$11.86	12	44	5.7%	1,418	6.3%	$32.23	16	140	4.1%	2,557	4.5%	$18.26
2028	2	30	1.1%	540	1.6%	$18.00	26	79	10.3%	2,866	12.7%	$36.28	28	109	3.2%	3,406	6.0%	$31.25
2029	2	47	1.8%	473	1.4%	$10.06	22	74	9.6%	2,345	10.4%	$31.69	24	121	3.5%	2,818	4.9%	$23.29
2030	3	42	1.6%	665	1.9%	$15.83	19	56	7.3%	1,377	6.1%	$24.59	22	98	2.8%	2,042	3.6%	$20.84
2031	6	94	3.5%	1,036	3.0%	$11.02	13	46	6.0%	1,414	6.3%	$30.74	19	140	4.1%	2,450	4.3%	$17.50
2032	2	61	2.3%	742	2.2%	$12.16	15	61	7.9%	1,899	8.4%	$31.13	17	122	3.5%	2,641	4.6%	$21.65
2033	6	165	6.2%	2,639	7.7%	$15.99	8	24	3.1%	689	3.1%	$28.71	14	189	5.5%	3,328	5.8%	$17.61
2034	1	14	0.5%	246	0.7%	$17.57	14	55	7.2%	1,570	7.0%	$28.55	15	69	2.0%	1,816	3.2%	$26.32
Thereafter	58	2,034	76.2%	25,978	75.3%	$12.77	53	240	31.2%	6,630	29.4%	$27.63	111	2,274	66.1%	32,608	57.2%	$14.34
Total	88	2,671	100.0%	$34,483	100.0%	$12.91	216	769	100.0%	$22,525	100.0%	$29.29	304	3,440	100.0%	$57,008	100.0%	$16.57

Note: Includes ground leases

SITE CENTERS INVESTOR RELATIONS DEPARTMENT 3300 ENTERPRISE PKWY, BEACHWOOD, OH 44122 O: 216-755-5500 F: 216-755-1500 SITECENTERS.COM NYSE: SITC